EHXIBIT 99.1

SILVERTON ADVENTURES, INC.

Unanimous Written Consent of Board of Directors

 in Lieu of Meeting

The undersigned, being all of the directors of Silverton Adventures, Inc., a Nevada corporation (the “Corporation”), do hereby waive notice and consent to the adoption of the following resolutions pursuant to the Nevada General Corporation Law, do hereby waive notice and adopt the following resolutions with the same force and effect as if such resolutions had been duly presented and adopted at a meeting of the Board of Directors of the Corporation:

WHEREAS, as Silverton Adventures, Inc. prepares to complete its 10-K for the period of July 1, 2012 through June 30, 2013 it has identified several clerical errors within the April 12, 2013 Nevada Secretary of State Amended and Restated Articles of Incorporation and the subsequent April 15, 2013 8-K filing relating to the certificate of designation of the Series B Preferred and Series C Preferred stock.  Pursuant to these errors the Company acknowledges that there can be no reliance on the April 15, 2013 8-K; and

WHEREAS, the Board of Directors has deemed it advisable to correct these errors by amending the certificate of designation of the Series B Preferred and Series C Preferred stock to correctly reflect the original intention of the certificate of designation of the Series B Preferred and Series C Preferred stock concerning the Conversion rights and the Voting rights.

NOW, THEREFORE, be it:

RESOLVED, that the Board of Directors have corrected these errors by amending the certificate of designation of the Series B Preferred and Series C Preferred stock to correctly reflect the original intention of the certificate of designation of the Series B Preferred and Series C Preferred stock concerning the Conversion rights and the Voting rights; and be it

FURTHER RESOLVED, that the Board of Directors corrections shall read as thus concerning Sections 1.2 and 1.4 of the certificate of designation of the Series B Preferred stock:

1.2 CONVERSION RIGHTS.

a.

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series C Preferred Stocks which are issued and outstanding at the time of conversion divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion.

b.

Each individual share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series C Preferred Stocks issued and outstanding at time of conversion}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

1.4 VOTING RIGHTS.

a.

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series C Preferred Stocks which are issued and outstanding at the time of voting divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

b.

Each individual share of Series B Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series C Preferred Stocks issued and outstanding at time of voting}]

divided by:

[the number of shares of Series B Preferred Stock issued and outstanding at the time of voting].

FURTHER RESOLVED, that the Board of Directors corrections shall read as thus concerning Sections 1.4 of the certificate of designation of the Series C Preferred stock:

1.4. CONVERSION AND ANTI-DILUTION.
(a) Each share of Series C Preferred Stock shall be convertible at par value $0.001 per share (the “Series C Preferred”), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the "Common Stock") equal to the price of the Series C Preferred Stock as stated in Corporation's Amended Certificate of Incorporation, divided by the par value of the Series C Preferred, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2.50 price per share of Series C Preferred Stock, divided by the conversion value of $0.001 per share for Series C Preferred each share of Series C Preferred Stock would be convertible into 2,500 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

FURTHER RESOLVED, that the Directors of said Corporation be, and they hereby are, authorized to carry out the said actions in accordance with the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, we hereby set our hands this 17th day of October, 2013.

_/s/ Ron Miller_________________________

Ron Miller, CEO, Director